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                                                                 Exhibit 4.16(d)

              FORM OF AMENDED AND RESTATED SERIES B NOTE DUE 1999

           THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES
                 SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED
                     OR SOLD IN CONTRAVENTION OF SUCH ACT.

                             PECHINEY CORPORATION

                  AMENDED AND RESTATED SERIES B NOTE DUE 1999

No. __                                                          $__________

     The Series B Note No. __ due 1999 dated December 22, 1988, in the principal amount of $__________, issued by the Company to the Payee (as defined below) is hereby amended and restated as of October 30, 1992 in full to read as follows:

     FOR VALUE RECEIVED, PECHINEY CORPORATION, a Delaware Corporation (the "Company"), HEREBY PROMISES TO PAY to the order of __________________ (the "Payee"), the principal sum of ______________________ ($____________) on January
2, 1999, and to pay interest thereon for each Interest Period in each year (payable on the last day of such Interest Period), from the date hereof or from the most recent such interest payment date to which interest has been paid or duly provided for, at the Applicable Interest Rate (as hereinafter defined), until such principal amount is paid in full and on the day when such principal amount becomes due.

      All payments of principal and interest in respect of this Note and other amounts owed by the Company hereunder shall be made in immediately available funds to the order of the holder (the "Holder") by wire transfer to such account as may be specified from time to time by the Holder in writing, or at the option of the Holder, in such other manner as the Holder shall have designated to the Company in writing. If any payment of principal, interest, and any other amount owed by the Company under this Note shall become due and payable on any day other than a Business Day (as defined below), the maturity hereof shall be extended to the next succeeding Business Day and interest due on the unpaid principal and any other amounts payable hereunder shall accrue during such extension and shall be payable on such
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succeeding Business Day at the rate per annum then in effect hereunder. All computations of interest under this Note shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first but excluding the last day) elapsed.

     The principal amount of this Note may not be prepaid prior to the date of maturity thereof.

     This Note is entitled to the benefits of an irrevocable standby letter of credit (the "LC") dated of even date herewith and issued by Banque Nationale de Paris.

     This Note, together with accrued interest and (so long as the Holder is the Payee) the Tax Indemnity Amount (as defined below), shall become and be immediately due and payable upon written demand of the Holder if one or more of the following events, herein called "Events of Default", shall have occurred and be continuing at the time of such demand:

             (a) a default by the Company in the due and punctual payment of any interest on this Note or of any principal of this Note when and as such amount shall become due and payable, such default having continued for a period of five Business Days after notice thereof by the Holder; or

             (b) the LC shall cease to be in full force and effect or the stated amount thereof is not reinstated after a drawing thereunder for interest payable hereunder within five Business Days after such drawing; or

             (c) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization, readjustment, arrangement, composition or similar relief with respect to it or its debts or other liabilities under the Federal bankruptcy, insolvency, reorganization or rehabilitation laws, or any other similar applicable Federal or state law, seeking the appointment of a receiver, liquidator, custodian or trustee or assignee or similar official of the Company, or for a substantial part of the property of the Company, or for the winding up or liquidation of the






















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        affairs of the Company, and such involuntary case or other proceeding shall have remained undismissed or unstayed for a period of 60 days or more; or an order for relief against the Company shall be entered in any such case under the Federal Bankruptcy Code; or any substantial part of the property of the Company shall be sequestered or attached and shall not be returned from such attachment within 60 days thereafter; or

             (d) the Company shall institute proceedings, or shall consent to file a petition or answer, seeking liquidation, reorganization, readjustment, arrangement, composition or similar relief under the Federal bankruptcy, insolvency, reorganization or rehabilitation laws, or any other similar applicable Federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, custodian or assignee or similar official of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts generally they become due, or shall voluntarily suspend transaction of its usual business, or corporate action shall be taken by the Company in furtherance of any of the aforesaid purposes.

     The occurrence of any of the Events of Default specified in paragraphs (c) and (d) above shall constitute an automatic Event of Default.

     In the event that any of the Events of Default specified in paragraphs (a) through (d) above shall have occurred and be continuing, or in the event of a default in the due and punctual payment of any of the principal amount of this Note when and as such principal amount shall become due and payable, the Holder may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, or by other appropriate proceedings. The Company hereby waives diligence, presentment, demand, notice of protest, notice of dishonor and all other demands and notices of any kind whatsoever in connection with the delivery, acceptance, performance, default or enforcement of this Note.


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     As used in this Note, the following terms shall have the following meanings:

     "Alternative LIBO Rate" means, for any Interest Period, an interest rate
      ---------------------
per annum equal to the arithmetic average of the rates at which United States dollar deposits of $1,000,000 and for a maturity equal to such Interest Period are offered by two major banks (the "Reference Banks") in the London interbank market (which Reference Banks shall be selected by the Calculation Agent for such purpose) on the day that is two London Banking Days prior to the commencement of such Interest Period, as determined by the Calculation Agent; provided, however, that, if the Alternative LIBO Rate cannot for any reason
-----------------
be determined as aforesaid for an Interest Period, the Alternative LIBO Rate for such Interest Period shall be, if available, the arithmetic average of the cost to the Reference Banks of obtaining such deposits at such time from such other sources as such Reference Banks shall select, as quoted to the Calculation Agent, or, if not available, the Interest Rate for the preceding Interest Period.

     "Applicable Interest Rate" means, with respect to the period from the
      ------------------------
date hereof until December 31, 1991, 10% per annum, and for each Interest Period from January 1, 1992 until the principal amount of this Note is paid in full, an interest rate equal to the sum of (i) 1/4% and (ii) the LIBO Rate for such Interest Period.

     "Business Day" means any day that is not a Saturday, a Sunday or a legal
      ------------
holiday in the State of the New York on which banks are not authorized or required to be closed in New York City.

     "Calculation Agent" means Citibank, N.A. and, if Citibank, N.A. shall
      -----------------
decline or be unable to continue to act as the Calculation Agent hereunder, such successor Calculation Agent as shall be a United States bank of nationally recognized standing selected by the Company.

     "Interest Period" means the period commencing on and including the last day
      ---------------
of the preceding Interest Period (or, in the case of the first Interest Period, the period ending on March 31,


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1989) and ending on the numerically corresponding day (or, if there is no numerically corresponding day, the last day) in the calendar month that is three months thereafter. Interest for each Interest Period shall be payable for the period from and including the first day thereof to but excluding the last day thereof. The determination of Interest Periods shall be subject to the following provisions: if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise
              -----------------
expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day.

     "LIBO Rate" means, for any Interest Period, the rate per annum equal to
      ---------
the arithmetic average of the offered rates for deposits in United States dollars for a maturity equal to such Interest Period which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the day that is two London Banking Days prior to the commencement of such Interest Period, as determined by the Calculation Agent; provided, however, that, if no such rates so appear, the
                       -----------------
LIBO Rate for such Interest Period shall be the Alternative LIBO Rate.

     "London Banking Day" means any day on which dealings in deposits in United
      ------------------
State dollars are transacted in the London interbank market.

     "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on
      ------------------------
the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

     "Tax Indemnity Amount" means an amount equal to the excess of (i) the
      --------------------
Federal, state and local income tax liability of the Holder in respect of his gain that had not yet been recognized on the sale of the Payee's shares pursuant to the NPM Stock Purchase Agreement (such tax liability to be determined based upon the Holder's effective Federal, state and local income tax rate on long-term capital gains in effect as of the date of payment under this Note) over

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(ii) the present value, as of the date of payment, of such tax liability assuming the principal amount of this Note were paid on the maturity date set forth herein using a discount rate that would apply to obligations of substantially the same creditworthiness as this Note and using the tax rate used in clause (i) above (such excess to be determined by a nationally recognized independent certified public accounting firm appointed by the Holder and the Company); provided that if the Holder and the Company cannot agree upon the
          --------
selection of such a firm, such firm shall be selected by three individuals unaffiliated with either the Holder or the Company, one each of such individuals to be selected by the Holder and the Company, and the third such individual to be selected by the Holder and the Company, and the third such individual to be selected by the first two individuals.

     "Merger Agreement" means the Agreement and Plan of Merger, dated as of
      ----------------
November 20, 1988, among Pechiney, Pechiney Corporation and Triangle Industries, Inc.

     "NPM Stock Purchase Agreement" means the NPM Stock Purchase Agreement dated
      ----------------------------
as of November 20, 1988 among Nelson Peltz, Peter W. May, Pechiney and Pechiney Corporation.

     "P & M Stock Purchase Agreement" means the P & M Stock Purchase Agreement
      ------------------------------
dated November 20, 1988 among Pechiney, Pechiney Corporation, Nelson Peltz and Peter W. May.

     "Agreement" means the Agreement, dated as of November 20, 1988, among
      ---------
Pechiney, Pechniney Corporation, Nelson Peltz and Peter W. May.

     Payments of principal of, or interest on, this Note are not subject to the right of the Company to set off or deduct from such payments the amount of any claims which the Company may have against the Holder or any other person or entity.

     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

     All the covenants contained in this Note on behalf of the undersigned shall bind its successors, whether so expressed or not.










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     This Note may be sold, transferred or otherwise disposed of by the Holder;
provided, however, that the Note may be sold in the United States or to any
-----------------
United States person only so long as such sale or transfer is made in compliance with the federal securities laws and applicable state securities laws; and provided further that the Note may be sold or transferred outside the United
----------------
States and to any non-United States person only so long as such sale or transfer is made to a reputable financial institution or to an entity wholly owned by a reputable financial institution or institutions, and provided, further, that the
                                                     -----------------
Holder shall furnish the Company with the name, address and place of organization (if the transferee is an entity) or residence (if the transferee is an individual) of the transferee who acquires beneficial ownership of this Note as a result of such sale or transfer, within thirty days after the date thereof.

     The obligation of the Company to make payment under this Note shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances irrespective of the existence of any claim, set-off, defense or other right which the Company or any of its affiliates may have at any time against the Payee or any of its affiliates or any other person or entity.

     Any amount due and payable to the Payee hereunder shall be free and clear of, and without reduction for, or on account of, any present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Covered Jurisdiction (as defined below), excluding present or future taxes, levies,
                                 ---------
imposts, deductions, charges or withholdings that would not be imposed but for a connection between the Payee hereunder and the Covered Jurisdiction (as defined below) imposing such tax, levy, impost, deduction, charge or withholding, other than a connection arising by virtue of the activities of such Payee in respect of the transactions contemplated by the NPM Agreement, the Merger Agreement, the P & M Stock Purchase Agreement and the Agreement or the holding of this Note (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter referred to as "Withholdings"). If any Withholdings shall be
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required by law to be deducted from or in respect of any sum payable to the
Payee hereunder, the sum so payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this paragraph) the Payee receives an amount equal to the sum the Payee would have received had not such deductions been made. "Covered Jurisdiction" shall mean any jurisdiction other than the United States, any State, territory or political subdivision thereof. If any payment of tax is made on behalf of the Payee pursuant to this paragraph, the Payee shall refund to the Company the amount of any tax benefit that the Payee would not have realized if such payment had not been made.

     No failure on the part of the Payee or the Holder to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Dated:  December 22, 1988                  PECHINEY CORPORATION
        as Amended and Restated
        on October 30, 1992

                                           By: ____________________________
                                               Title:

Acknowledged and
Agreed this 30th day
of October, 1992



________________________
[Holder]